Exhibit 99.1

HanesBrands Signs Agreement to Sell Global Champion Business

to Authentic Brands Group

Transaction Valued at $1.2 Billion With Potential to Achieve $1.5 Billion Based on Contingent Cash Consideration of up to $300 Million

Increased Focus on Global Innerwear Business and Accelerated Debt Paydown Further Positions Company to Deliver Enhanced Value for Shareholders

WINSTON-SALEM, N.C. – June 5, 2024 – HanesBrands (NYSE: HBI), a global leader in iconic apparel brands, today announced that it has entered into a definitive agreement to sell the intellectual property and certain operating assets of the Company’s global Champion business to Authentic Brands Group (“Authentic”) for a transaction value of $1.2 billion, with the potential to reach up to $1.5 billion through an additional contingent cash consideration of up to $300 million based on achievement of performance thresholds. This agreement, which has been unanimously approved by the HanesBrands Board of Directors, is the successful conclusion of the Company’s previously announced evaluation of a range of strategic options for the global Champion business.

HanesBrands has made significant progress in recent years to reignite its innerwear business, increase market share, attract younger consumers, and strengthen its operating model. Upon completion of the transaction, the Company intends to focus on extending its leadership position in the innerwear category and generating above-market growth through continued consumer-centric product innovation and increased investment across its portfolio of leading brands, including Hanes, Bonds, Maidenform, and Bali.

Bill Simon, Chairman of the Board, said, “Following a thorough review of options for the global Champion business with the support of our financial and legal advisors, we are pleased to have reached this agreement with Authentic Brands Group that we believe maximizes value for Champion and best positions HanesBrands for long-term success. Importantly, we believe this transaction will enable the Company to accelerate its debt reduction while positioning HanesBrands to deliver consistent growth and cash flow generation through a focused strategy on advancing its leading innerwear brands and optimizing its world-class supply chain.”

Steve Bratspies, CEO, said, “Today’s announcement is the culmination of significant effort by our teams to position all of our brands on the optimal path for the future. Over the past three years, we have taken necessary actions to enhance the Company’s operations and financial performance – returning to historical gross margins, reducing our cost structure, lowering our debt levels, and generating consistent cash flow. The successful completion of this transaction further simplifies our business, deleverages our balance sheet and enhances the Company’s operations and financial performance. As we begin the next chapter for HanesBrands, we believe we’re in an even stronger position to further extend our leadership in innerwear, pursue new cost reduction opportunities as we ensure we have the right operating structure in place, and advance our multi-year flywheel to drive strong shareholder returns.”

Transaction Details and Use of Proceeds

The transaction remains subject to customary closing conditions and is expected to be completed in the second half of 2024. Subsequent to the closing, HanesBrands will provide certain transition services for Champion, including operating the business in select regions through a transition period.

HanesBrands expects net proceeds from the transaction of approximately $900 million, including working capital adjustments and other customary transaction costs and excluding the contingent cash consideration. In line with HanesBrands’ commitment to debt reduction, the Company will utilize all net proceeds from the transaction to accelerate its reduction of debt and expects meaningful deleveraging on a net debt-to-adjusted EBITDA basis.

On a trailing 12-month basis as of the end of the first quarter 2024, the global Champion business generated approximately $75 million of adjusted EBITDA, which is net of approximately $60 million of stranded costs. The Company has specific plans to remove all stranded costs within a year of the transaction closing as it completes the transition of the business.

The Company intends to classify Champion as discontinued operations in the second quarter of 2024 and as a result, expects to update its full-year 2024 guidance in conjunction with the release of its second-quarter earnings results.

Advisors

Goldman Sachs & Co. LLC and Evercore are serving as financial advisors to HanesBrands, and Kirkland & Ellis LLP and Jones Day are serving as its legal advisors.

Cautionary Statement Concerning Forward-Looking Statements

This news release contains certain information that may constitute forward-looking statements, as defined under U.S. federal securities laws. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “could,” “will,” “expect,” “outlook,” “potential,” “project,” “estimate,” “future,” “intend,” “anticipate,” “plan,” “continue” or similar expressions, including statements herein regarding the expected benefits, financial impact and timing of the sale of the global Champion business, including the use of proceeds therefrom for debt reduction. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements with respect to our intent, belief and current expectations about our strategic direction, prospects and future results are forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially from those implied or expressed by such statements. These risks and uncertainties include, but are not limited to, such things as, whether and when the required regulatory approvals for the proposed sale of the global Champion business will be obtained, whether and when the closing conditions will be satisfied and whether and when the proposed sale of the global Champion business will close, if at all; our ability to execute, and realize benefits, successfully, or at all, from, the proposed sale of the global Champion business; trends associated with our business, our ability to implement successfully, or at all, our Full Potential transformation plan and, if the sale is not completed, the global Champion performance plan; the rapidly changing retail environment and the level of consumer demand; the effects of any geopolitical conflicts (including the ongoing Russia-Ukraine conflict and Middle East conflicts) or public health emergencies or severe global health crises, including effects on consumer spending, global supply chains, critical supply routes and the financial markets; our ability to deleverage on the anticipated time frame or at all, which could negatively impact our ability to satisfy the financial covenants in our Credit Agreement or other contractual arrangements; any inadequacy, interruption, integration failure or security failure with respect to our information technology; future intangible assets or goodwill impairment due to changes in our business, market conditions, or other factors, including any sale of the Champion business; significant fluctuations in foreign exchange rates; legal, regulatory, political and economic risks related to our international operations; our ability to effectively manage our complex international tax structure; our future financial performance; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and HanesBrands undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

About HanesBrands

HanesBrands (NYSE: HBI) makes everyday apparel that is known and loved by consumers around the world for comfort, quality and value. Among the company’s iconic brands are Hanes, the leading basic apparel brand in the United States; Champion, an innovator at the intersection of lifestyle and athletic apparel; Bonds, which is setting new standards for design and sustainability; Maidenform, America’s number one shapewear brand; and Bali, America’s number one national bra brand. HBI employs 48,000 associates in approximately 30 countries and has built a strong reputation for workplace quality and ethical business practices. The company, a longtime leader in sustainability, has set aggressive 2030 goals to improve the lives of people, protect the planet and produce sustainable products. HBI is building on its unmatched strengths to unlock its Full Potential and deliver long-term growth that benefits all of its stakeholders.

Contacts

News Media, contact: Nicole Ducouer, (336) 986-7090

Analysts and Investors, contact: T.C. Robillard, (336) 519-2115

3